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                                                                EXHIBIT 3.1

            SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                             CRAGAR INDUSTRIES, INC.

                  This Second Amended and Restated Certificate of Incorporation has been duly adopted by Cragar Industries, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware, in accordance with the provisions of Sections 242 and 245 of the Delaware General Corporation Law by the directors and stockholders of the corporation. This Second Amended and Restated Certificate of Incorporation restates and integrates and further amends the provisions of Cragar Industries, Inc.'s Restated Certificate of Incorporation as heretofore amended, supplement or restated. The original Certificate of Incorporation of Cragar Industries, Inc. was filed with the office of the Secretary of State of Delaware on December 21, 1992.

                  I. The name of the corporation is Cragar Industries, Inc.

                  II. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

                  III. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                  IV. The corporation shall be authorized to issue two classes of shares of stock to be designated, respectively, "Common Stock" and "Preferred Stock"; the total number of shares of Common Stock that the corporation shall have authority to issue shall be 5,000,000, and each of such shares shall have a par value of $.01; and the total number of shares of Preferred Stock that the corporation shall have the authority to issue shall be 200,000, and each of such shares shall have a par value of $.01. The total number of shares the corporation shall have authority to issue (both Common Stock and Preferred Stock) is 5,200,000 amounting in the aggregate to Fifty Two Thousand Dollars ($52,000).

                  On the effective date of this Second Amended and Restated Certificate of Incorporation (the "Effective Date"), the Common Stock of the corporation will be split on a 7-for-1 basis so that each share of Common Stock issued and outstanding immediately prior to the Effective Date shall automatically be converted into and reconstituted as seven shares of Common Stock. Each holder of a certificate or certificates which immediately prior to the Effective Date represented outstanding shares of Common Stock (the "Old Common Stock") shall be entitled to receive upon surrender of such certificates a certificate or certificates representing the number of shares of Common Stock (the "New Common Stock") into which and for which the shares of the Old Common Stock are split under the terms hereof. From and after the Effective Date, Old Common Stock certificates shall represent only the right to receive New Common Stock certificates.

                  Shares of Preferred Stock may be issued from time to time in one or more series as may from time to time be determined by the board of directors, each of said series to be distinctly designated. The voting powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations or restrictions thereof, if any, of each such
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series may differ from those of any and all other series of Preferred Stock at any time outstanding, and the board of directors is hereby expressly granted authority to fix or alter, by resolution or resolutions, the designation, number, voting powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions thereof, of each such series, including, but not limiting the generality of the foregoing, the following:

                  1. The distinctive designation of, and the number of shares of Preferred Stock that shall constitute, such series, which number (except where otherwise provided by the board of directors in the resolution establishing such series) may be increased or decreased (but not below the number of shares of such series then outstanding) from time to time by like action of the board of directors;

                  2. The rights in respect of dividends, if any, on such series of Preferred Stock, the extent of the preference or relation, if any, of such dividends to the dividends payable on any other class or classes or any other series of the same or other class or classes of capital stock of the corporation, and whether such dividends shall be cumulative or noncumulative;

                  3. The right, if any, of the holders of such series of Preferred Stock to convert the same into, or exchange the same for, shares of any other class or classes or of any other series of the same or any other class or classes of capital stock of the corporation, and the terms and conditions of such conversion or exchange;

                  4. Whether or not shares of such series of Preferred Stock shall be subject to redemption, and the redemption price or prices and the time or times at which, and the terms and conditions on which, shares of such series of Preferred Stock may be redeemed;

                  5. The rights, if any, of the holders of such series of Preferred Stock upon the voluntary or involuntary liquidation, dissolution or winding-up of the corporation or in the event of any merger or consolidation of or sale of assets by the corporation;

                  6. The terms of any sinking fund or redemption or purchase account, if any, to be provided for shares of such series of the Preferred Stock; and

                  7. The voting powers, if any, of the holders of any series of Preferred Stock generally or with respect to any particular matter, which may be less than, equal to or greater than one vote per share, and which may, without limiting the generality of the foregoing, include the right, voting as a series by itself or together with the holders of any other series of Preferred Stock or all series of Preferred Stock as a class, to elect one or more directors of the corporation generally or under such specific circumstances and on such conditions, as shall be provided in the resolution or resolutions of the board of directors adopted pursuant hereto, including, without limitation, in the event there shall have been a default in the payment of dividends on or redemption of any one or more series of Preferred Stock.

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                  After the provisions with respect to preferential dividends on any series of Preferred Stock (fixed in accordance with the provisions of this Article IV), if any, shall have been satisfied and after the corporation shall have complied with all the requirements, if any, with respect to redemption of, or the setting aside of sums as sinking funds or redemption or purchase accounts with respect to, any series of Preferred Stock (fixed in accordance with the provisions of this Article IV), and subject further to any other conditions that may be fixed in accordance with the provisions of the preceding paragraph of this Article IV, then and not otherwise the holders of Common Stock shall be entitled to receive such dividends as may be declared from time to time by the board of directors.

                  In the event of the voluntary or involuntary liquidation, dissolution or winding-up of the corporation, after distribution in full of the preferential amounts, if any (fixed in accordance with the provisions of this Article IV), to be distributed to the holders of Preferred Stock by reason thereof, the holders of Common Stock shall, subject to the additional rights, if any (fixed in accordance with the provisions of this Article IV), of the holders of any outstanding shares of Preferred Stock, be entitled to receive all of the remaining assets of the corporation, tangible and intangible, of whatever kind available for distribution to stockholders ratably in proportion to the number of shares of Common Stock held by them respectively.

                  Except as may otherwise be required by law, and subject to the provisions of such resolution or resolutions as may be adopted pursuant to this
Article IV granting the holders of one or more series of Preferred Stock exclusive voting powers with respect to any matter, each holder of Common Stock shall have one vote in respect of each share of Common Stock held on all matters voted upon by the stockholders.

                  The authorized amount of shares of Common Stock and of Preferred Stock may, without a class or series vote, be increased or decreased from time to time by the affirmative vote of the holders of a majority of the combined voting power of the then-outstanding shares of capital stock of the corporation entitled to vote generally in the election of directors of the corporation, voting together as a single class.

                  V. The corporation is to have perpetual existence.

                  VI. Except as otherwise provided in this Second Amended and Restated Certificate of Incorporation, the board of directors of the corporation shall have the power to make, alter or repeal the by-laws of the corporation. With respect to the power of the stockholders of the corporation to make, alter or repeal the by-laws of the corporation, notwithstanding anything contained in this Second Amended and Restated Certificate of Incorporation or any provision of law that might otherwise require a lesser vote, the by-laws may not be made, altered or repealed by the stockholders, and no provision inconsistent therewith shall be adopted by the stockholders, without the affirmative vote of the holders of

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at least seventy-five percent (75%) of the voting power of all of the shares of the corporation entitled to vote generally in the election of directors, voting together as a single class.

                  VII. Notwithstanding any other provisions of this Second Amended and Restated Certificate of Incorporation or the by-laws of the corporation (and notwithstanding the fact that some lesser percentage may be specified by law, this Second Amended and Restated Certificate of Incorporation or the by-laws of the corporation), and subject to the rights of the holders of any series of Preferred Stock then outstanding, any director, or the entire board of directors, may be removed from office at any time but only for cause and only by the affirmative vote of the holders of at least seventy-five percent (75%) of the voting power of all of the shares of the corporation entitled to vote generally in the election of directors, voting together as a single class.

                  VIII. Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

                  Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated form time to time by the board of directors or in the by-laws of the corporation.

                  IX. The corporation reserves the right to amend, alter, change or repeal any provision contained in this Second Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

                  X. A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit.

                  XI. No sale of all or substantially all of the corporation's assets or a merger or consolidation of the corporation with any other corporation or corporations, or the liquidation of the corporation shall be effected, unless there shall be first obtained the vote by the holders of record of not less than 66 2/3% of the voting shares outstanding at the time of such sale, merger, consolidation or liquidation.

                  XII. Any proposed issuance of voting shares that will increase by an amount equal to or greater than fifty percent (50%) the number of voting shares of the corporation that are issued and outstanding at the time the proposed issuance is voted upon by the holders of record shall require a consent in writing of the holders of record of 66 2/3% of the voting shares of the corporation outstanding at the time.

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                  XIII. Any action required or permitted to be taken by the
stockholders of the corporation must be effected at a duly called annual or special meeting of stockholders or by the unanimous written consent of all of the stockholders entitled to vote on such action.

                  IN WITNESS WHEREOF, CRAGAR INDUSTRIES, INC. HAS CAUSED THIS SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO BE SIGNED BY MICHAEL HARTZMARK, PRESIDENT AND MARIANNE HARTZMARK, SECRETARY, WHO DECLARE UNDER PENALTY OF PERJURY THAT THE MATTERS SET FORTH IN THE FOREGOING SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION ARE TRUE AND CORRECT. THIS SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION WAS EXECUTED AT PHOENIX, ARIZONA, THIS 27TH DAY OF SEPTEMBER, 1996.

                                       CRAGAR INDUSTRIES, INC.

                                       By:  /s/ MICHAEL L. HARTZMARK
                                          -------------------------------------
                                          Its: President Michael L. Hartzmark

Attest:

/s/ MARIANNE HARTZMARK
-----------------------------
Secretary Marianne Hartzmark



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